Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Mandi Hogan (805) 981-8655

LTC REPORTS 2023 FIRST QUARTER RESULTS

AND DISCUSSES RECENT ACTIVITIES

WESTLAKE VILLAGE, CALIFORNIA, April 27, 2023-- LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for the first quarter ended March 31, 2023.

	Three Months Ended
	March 31,
	2023	2022

	(unaudited)
Net income available to common stockholders	$32,929	$14,275
Diluted earnings per common share	$0.80	$0.36
NAREIT funds from operations ("FFO") attributable to common stockholders	$27,200	$23,611
NAREIT diluted FFO per common share	$0.66	$0.60
FFO attributable to common stockholders, excluding non-recurring items	$27,462	$24,034
Funds available for distribution ("FAD")	$30,085	$25,118
FAD, excluding non-recurring items	$28,515	$25,118

First quarter 2023 financial results were impacted by:

●	Higher rental income from transitioned portfolios, the acquisition of four skilled nursing centers during the 2022 second quarter, completed development projects and annual rent escalations. The increase in rental income was partially offset by 2023 first quarter sales, discussed below, and 2022 second quarter sale of three assisted living communities and a skilled nursing center.

●	Higher interest income from financing receivables due to the acquisition of 11 assisted living and memory care communities during 2023 first quarter, and three skilled nursing centers during the 2022 third quarter. These acquisitions are being accounted for as financing receivables in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

●	Higher interest income from mortgage loans resulting from mortgage loan originations in the 2023 first quarter and 2022 second quarter.

●	Higher interest and other income due to the payoff of two mezzanine loans and the related exit IRR and prepayment fee during the 2023 first quarter, and a mezzanine loan origination during the 2022 first quarter.

●	Higher interest expense due to a higher outstanding balance and higher interest rates on LTC’s revolving line of credit, and the issuance of $75.0 million senior unsecured notes during the 2022 second quarter, partially offset by scheduled principal paydowns on the Company’s senior unsecured notes.

●	Higher provision for credit losses resulting from more originations in the first quarter of 2023, than in the same quarter in 2022.

●	Higher general and administrative expenses due to higher non-cash compensation and increases in overall costs due to inflationary pressures and the timing of certain expenditures.

●	The recording of a $434,000 impairment loss related to a 70-unit assisted living community. See subsequent events below for further discussion.

During the first quarter of 2023, LTC completed the following:

●	As previously announced, invested $128.3 million in 12 assisted living and memory care communities as follows:

o	Entered into a $121.3 million joint venture (“JV”) with an existing LTC operator, and contributed $117.5 million into the JV that purchased 11 assisted living and memory care communities with a total of 523 units. The communities are located in North Carolina and are operated under a 10-year master lease, with two five-year renewal options. The initial annual rent is at a rate of 7.25%, increasing to 7.50% in year three, then escalating thereafter based on CPI, subject to a floor of 2% and ceiling of 4%. The master lease provides the operator with the option to buy up to 50% of the properties at the beginning of the third lease year, and the remaining properties at the beginning of the fourth lease year through the end of the sixth lease year, with an exit IRR of 9.00% on any portion of the properties being purchased. LTC consolidates the joint venture’s acquired properties and the acquisition is accounted for as a financing receivable due to the seller’s purchase option. LTC expects to record consolidated GAAP and cash rent interest income from financing receivable during 2023 of $9.7 million and $8.8 million, respectively, related to the joint venture investment;

o	Originated a $10.8 million mortgage loan secured by a 45-unit memory care community located in North Carolina. The loan carries a two-year term with an interest-only rate of 7.25% and an IRR of 9.00%;

●	As previously announced, invested $51.1 million in a 203-unit independent living, assisted living, and memory care community located in Georgia through participation in an existing senior mortgage loan by refinancing existing banks including LTC’s outstanding $7.5 million mezzanine loan. The rate on the senior mortgage loan, which expires in October 2024, is 7.50%, with an IRR of 7.75%;

●	As discussed above, a $7.5 million mezzanine loan was prepaid in connection with LTC’s $51.1 million investment in an existing mortgage loan. In connection with the mezzanine loan prepayment, LTC recorded $1.4 million of interest income related to the exit IRR;

●	As previously announced, received $4.5 million from a mezzanine loan prepayment, which includes a prepayment fee and the exit IRR totaling $190,000. The mezzanine loan was related to a 136-unit independent living community in Oregon;

●	As previously announced, sold two skilled nursing centers with a total of 235 beds located in New Mexico for $21.3 million, and recorded a gain on sale of $15.3 million;

●	Sold a 60-unit assisted living community in Kentucky for $11.0 million;

●	Provided $645,000 of abated rent to the same operator for which LTC has been providing assistance;

●	Paid $7.0 million in regular scheduled principal payments under the Company’s senior unsecured notes;

●	Borrowed $140.1 million under the Company’s revolving line of credit primarily for investments in 2023; and

●	Sold 48,500 shares of LTC’s common stock for $1.8 million in net proceeds under its equity distribution agreements.

Subsequent to March 31, 2023, LTC completed the following:

●	Sold a 70-unit assisted living community located in Florida for $4.9 million. In connection with the sale, LTC recorded a $434,000 impairment loss during the first quarter of 2023, as discussed above;

●	Repaid $6.0 million under its unsecured revolving line of credit;

●	Agreed to defer up to $1.5 million in interest payments due on a mortgage loan secured by 15 skilled nursing centers located in Michigan which are operated by Prestige Healthcare. The deferral will be available from May through September 2023 capped at $300,000 per month;

●	Agreed to defer each of April and May 2023 rent of $467,000 for an operator for whom LTC previously provided assistance. LTC is in the process of transitioning this portfolio of eight assisted living communities with a total of 500 units to another LTC operator, and expect to complete the transaction during the 2023 second quarter. After the portfolio is transitioned, cash rent will be based on mutually agreed fair market rent; and

●	Provided $215,000 of abated rent in April 2023 to the same operator for whom abated rent has been previously provided. LTC has agreed to provide rent abatements up to $215,000 for each of May and June 2023.

Conference Call Information

LTC will conduct a conference call on Friday, April 28, 2023, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended March 31, 2023. The conference call is accessible by telephone and the internet. Interested parties may access the live conference call via the following:

Webcast	www.LTCreit.com
USA Toll-Free Number	1-833-470-1428
Canada Toll-Free Number	1-833-950-0062
Conference Access Code	796837

Additionally, an audio replay of the call will be available one hour after the live call and through May 12, 2023 via the following:

USA Toll-Free Number	1-866-813-9403
Canada Local Number	1-226-828-7578
International Toll-Free Number	+44 204 525 0658
Conference Number	313430

About LTC

LTC is a real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint-ventures and structured finance solutions including preferred equity and mezzanine lending. LTC’s investment portfolio includes 212 properties in 29 states with 31 operating partners. Based on its gross real estate investments, LTC’s investment portfolio is comprised of approximately 50% seniors housing and 50% skilled nursing properties. Learn more at www.LTCreit.com.

Forward-Looking Statements

This press release includes statements that are not purely historical and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward-looking statements. These forward-looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward-looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2023	2022
Revenues:
Rental income	$31,735	$30,324
Interest income from financing receivables(1)	3,751	—
Interest income from mortgage loans	11,244	9,636
Interest and other income	2,770	827
Total revenues	49,500	40,787

Expenses:
Interest expense	10,609	7,143
Depreciation and amortization	9,210	9,438
Impairment loss	434	—
Provision for credit losses	1,731	354
Transaction costs	117	32
Property tax expense	3,293	3,982
General and administrative expenses	6,294	5,808
Total expenses	31,688	26,757

Other operating income:
Gain on sale of real estate, net	15,373	102
Operating income	33,185	14,132
Income from unconsolidated joint ventures	376	375
Net income	33,561	14,507
Income allocated to non-controlling interests	(427)	(95)
Net income attributable to LTC Properties, Inc.	33,134	14,412
Income allocated to participating securities	(205)	(137)
Net income available to common stockholders	$32,929	$14,275

Earnings per common share:
Basic	$0.80	$0.36
Diluted	$0.80	$0.36

Weighted average shares used to calculate earnings per common share:
Basic	41,082	39,199
Diluted	41,189	39,349

Dividends declared and paid per common share	$0.57	$0.57

(1)	Represents rental income from acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivables on our Consolidated Statements of Income.

Supplemental Reporting Measures

FFO and FAD are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2023		2022
GAAP net income available to common stockholders	$32,929		$14,275
Add: Impairment loss	434		—
Add: Depreciation and amortization	9,210		9,438
Less: Gain on sale of real estate, net	(15,373)		(102)
NAREIT FFO attributable to common stockholders	27,200		23,611

Add: Non-recurring items	262	(1)	423	(4)
FFO attributable to common stockholders, excluding non-recurring items	$27,462		$24,034

NAREIT FFO attributable to common stockholders	$27,200		$23,611
Non-cash income:
Add: straight-line rental adjustment	465		234
Add: amortization of lease incentives	209		396	(5)
Less: Effective interest income	(1,608)		(1,402)
Net non-cash income	(934)		(772)

Non-cash expense:
Add: Non-cash compensation charges	2,088		1,925
Add: Provision for credit losses	1,731	(2)	354	(6)
Net non-cash expense	3,819		2,279

Funds available for distribution (FAD)	$30,085		$25,118

Less: Non-recurring income	(1,570	)(3)	—
Funds available for distribution (FAD), excluding non-recurring items	$28,515		$25,118

(1)	Represents the net of (2) and (3) below.
(2)	Includes $1,832 of provision for credit losses related to the $121,321 acquisition accounted for as a financing receivable and $61,900 of mortgage loan originations.
(3)	Represents the prepayment fee and exit IRR related to the payoff of two mezzanine loans.
(4)	Represents the sum of (5) and (6) below.
(5)	Includes a lease incentive balance write-off of $173 related to a closed property and subsequent lease termination.
(6)	Includes $250 of provision for credit losses related to the origination of a $25,000 mezzanine loan during 2022 first quarter.

(Reconciliation of FFO and FAD continued on next page)

Reconciliation of FFO and FAD (continued)

The following table continues the reconciliation between GAAP net income available to common stockholders and each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2023	2022
NAREIT Basic FFO attributable to common stockholders per share	$0.66	$0.60
NAREIT Diluted FFO attributable to common stockholders per share	$0.66	$0.60

NAREIT Diluted FFO attributable to common stockholders	$27,200	$23,611
Weighted average shares used to calculate NAREIT diluted FFO per share
attributable to common stockholders	41,189	39,349

Diluted FFO attributable to common stockholders, excluding non-recurring items	$27,462	$24,171
Weighted average shares used to calculate diluted FFO, excluding
non-recurring items, per share attributable to common stockholders	41,189	39,575

Diluted FAD	$30,085	$25,255

Weighted average shares used to calculate diluted FAD per share	41,189	39,575

Diluted FAD, excluding non-recurring items	$28,515	$25,255
Weighted average shares used to calculate diluted FAD, excluding
non-recurring items, per share	41,189	39,575

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share)

	March 31, 2023	December 31, 2022
	(unaudited)	(audited)
ASSETS
Investments:
Land	$123,338	$124,665
Buildings and improvements	1,258,721	1,273,025
Accumulated depreciation and amortization	(390,013)	(389,182)
Operating real estate property, net	992,046	1,008,508
Properties held-for-sale, net of accumulated depreciation: 2023—$3,088; 2022—$2,305	4,075	10,710
Real property investments, net	996,121	1,019,218
Financing receivables,(1) net of credit loss reserve: 2023—$1,981; 2022—$768	196,096	75,999
Mortgage loans receivable, net of credit loss reserve: 2023—$4,569; 2022—$3,930	452,955	389,728
Real estate investments, net	1,645,172	1,484,945
Notes receivable, net of credit loss reserve: 2023—$469; 2022—$589	46,467	58,383
Investments in unconsolidated joint ventures	19,340	19,340
Investments, net	1,710,979	1,562,668

Other assets:
Cash and cash equivalents	5,538	10,379
Debt issue costs related to revolving line of credit	2,132	2,321
Interest receivable	48,079	46,000
Straight-line rent receivable	21,238	21,847
Lease incentives	1,571	1,789
Prepaid expenses and other assets	9,319	11,099
Total assets	$1,798,856	$1,656,103

LIABILITIES
Revolving line of credit	$270,100	$130,000
Term loans, net of debt issue costs: 2023—$455; 2022—$489	99,545	99,511
Senior unsecured notes, net of debt issue costs: 2023—$1,420; 2022—$1,477	531,400	538,343
Accrued interest	4,122	5,234
Accrued expenses and other liabilities	29,074	32,708
Total liabilities	934,241	805,796

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2023—41,396; 2022—41,262	413	412
Capital in excess of par value	933,370	931,124
Cumulative net income	1,577,794	1,544,660
Accumulated other comprehensive income	7,357	8,719
Cumulative distributions	(1,680,111)	(1,656,548)
Total LTC Properties, Inc. stockholders’ equity	838,823	828,367
Non-controlling interests	25,792	21,940
Total equity	864,615	850,307
Total liabilities and equity	$1,798,856	$1,656,103

(1)	Represents acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on our Consolidated Balance Sheets.